UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement
     On June 27, 2007, Bally Total Fitness Holding Corporation (the “Company”) and certain subsidiary guarantors party thereto entered into a Subscription and Backstop Purchase Agreement (the “Backstop Agreement”) with certain holders (the “Backstop Providers”) of the Company’s 9-7/8% Senior Subordinated Notes due 2007 (the “Existing Senior Subordinated Notes”) pursuant to which the Backstop Providers agreed to subscribe, in connection with a Joint Prepackaged Chapter 11 Plan of Reorganization of the Company and its Affiliate Debtors (the “Plan”), for their pro rata share of $90 million in principal amount of new senior subordinated notes (the “Rights Offering Senior Subordinated Notes”) to be issued in a rights offering under the Plan. Pursuant to the Backstop Agreement, the Backstop Providers also agreed to purchase any Rights Offering Senior Subordinated Notes not subscribed for in the rights offering by other holders of Existing Senior Subordinated Notes. A copy of the Backstop Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     On June 27, 2007, the Company issued a press release (the “Press Release”) announcing the commencement by the Company of the solicitation of votes to accept or reject the Plan from holders of record as of June 22, 2007 (the “Record Date”) of its 10-1/2% Senior Notes due 2011 and its Existing Senior Subordinated Notes.
     The solicitation period will expire on July 27, 2007. At the end of the solicitation period, the Company intends to implement the Plan by promptly filing voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code if the necessary votes to confirm the Plan are received. Under certain circumstances, the Company and its affiliate debtors may file for bankruptcy prior to the expiration of the solicitation period. If voluntary prepackaged bankruptcy cases are filed under Chapter 11, the Company intends to continue operating its business in Chapter 11 in the ordinary course and to seek to obtain the necessary relief from the Bankruptcy Court to pay the majority of its employee, trade and certain other creditors in full in accordance with existing business terms. If the Company does not receive the necessary votes during the solicitation period and a voluntary prepackaged petition under Chapter 11 is not filed, it will be forced to evaluate other available options, including filing one or more traditional, non-prepackaged Chapter 11 cases.
     The foregoing summary of the consent solicitation and financial restructuring is qualified in its entirety by the provisions of the Plan. A copy of the Press Release is attached hereto as Exhibit 99.1. A copy of the Disclosure Statement with respect to the Plan dated June 27, 2007 (the “Disclosure Statement”) is attached hereto as Exhibit 99.2, and a copy of the Plan is attached as Exhibit 1 to the Disclosure Statement. All information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of the Bankruptcy Court or third parties, or otherwise.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Subscription and Backstop Purchase Agreement, dated June 27, 2007.

99.1	Press Release, dated June 27, 2007.

99.2
Disclosure Statement with respect to Joint Prepackaged Chapter 11 Plan of Reorganization of Bally Total Fitness Holding Corporation and its Affiliate Debtors (the “Disclosure Statement”), dated June 27, 2007.

99.3	Ballots related to the Disclosure Statement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: June 27, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel